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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                          SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 9, 2002


                               ENDOVASC LTD., INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
           (State or other jurisdiction of incorporation or organization)

               000-28371                                  76-0512500
      (Commission File Number)              (IRS Employer Identification Number)

                      Dr. David P. Summers, Chairman & CEO
                               Endovasc Ltd., Inc.
                           15001 Walden Road Suite 108
                             Montgomery, Texas 77356
                      (Address of principal executive offices)

                                 (936) 448-2222
              (Registrant's telephone number, including area code)

                           15001 Walden Road Suite 108
                             Montgomery, Texas 77356
            (Former name or former address, if changed since last report)



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Item 5.  Changes in Control of Registrant

        That a Special Meeting of Stockholders of Endovasc Ltd., Inc., a Nevada corporation (the "Company"), was held on July 5, 2002 at 9:00 a.m. at 15001 Walden Road, Suite 108, Montgomery, Texas 77356 for the purpose of a Reincorporation of the Company in Delaware through a merger of the Company into Endovasc Ltd., Inc. ("Endovasc Delaware"), a newly formed Delaware corporation with Endovasc Delaware surviving the merger. The Reincorporation was effected on July 5, 2002 and resulted in:

(i)      the Company being governed by the General Corporation Law of Delaware;
(ii) shares of common stock of the Company converted into the right to receive one share of common stock of Endovasc Delaware for each forty shares of common stock of the Company,
(iii) the persons serving presently as officers and directors of Endovasc Ltd., Inc. to serve in their respective capacities after the reincorporation, and
(iv) the Company's Certificate of Incorporation authorizing the issuance of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock, of which 55,000 shares were designated as Series A 8% Cumulative Convertible Preferred Stock,
         3,000,000 shares were designated as Series B
         Convertible Preferred Stock and 370,000 shares were designated as Series C Convertible Preferred Stock.
(v) adopted the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan.

Item 7.  Financial Statements and Exhibits

   Financial Statements

         None

   Exhibits

         99.2     --       Press Release





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Endovasc, Ltd., Inc.
                                          (a Delaware corporation)



                                          By: /s/Dr. David P. Summers
                                             ----------------------------------
                                                Dr. David P. Summers, President
                                                and Chief Executive Officer


Date:  July 10, 2002


                                   EXHIBIT 99

                    ENDOVASC LTD., INC. SHAREHOLDERS APPROVE
                        1-FOR-40 REVERSE STOCK SPLIT AND
                        MERGER INTO DELAWARE CORPORATION


                            Symbol Changes to "ENVC"

MONTGOMERY, Texas--July 9, 2002--Endovasc Ltd., Inc. (OTCBB:ENDV; Berlin:ED7) today announced that shareholders have approved a one-for-forty stock split of the Company's common stock and will reorganize in the State of Delaware. At the end of the business day Tuesday, July 9, 2002, its reorganization shall become effective. On Wednesday, July 10, 2002 the common stock will begin trading on a post-split basis under its new ticker, OTCBB:ENVC. The reverse split will not affect any stockholder's proportionate interest in Endovasc Ltd., Inc.

The Company said independent evaluations discovered that the Company's product line was worth considerably more than was reflected in the previous market capitalization. Upon advice by experts, the new capitalization will serve as the fulcrum to leverage and maximize shareholders' value as the Company commences human trials in the $28 billion annual cardiovascular market.

On July 9, 2002, Endovasc Ltd., Inc., a Nevada corporation ("Endovasc Nevada") and Endovasc Ltd., Inc., a Delaware corporation ("Endovasc Delaware") entered into an Agreement and Plan of Merger. The merger, which has been approved by the Board of Directors of each company and holders of in excess of a majority of the issue and outstanding capital stock of Endovasc Nevada, is subject to regulatory approval and other customary conditions to closing.

Upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Delaware law, Endovasc Nevada shall be merged with and into Endovasc Delaware. As a result of the merger, the outstanding shares of capital stock of Endovasc Delaware and Endovasc Nevada shall be converted or canceled in the manner provided in Section 2.01 of the Agreement, the separate corporate existence of Endovasc Nevada shall cease, and Endovasc Delaware will be the surviving corporation.

The foregoing statements are made under the "Safe Harbor" Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements that involve risks and uncertainties that may not be evident at the time of this release. For more information about Endovasc, please visit www.endovasc.com. Contact Information: Investor Relations

Endovasc Ltd., Inc., 15001 Walden Road, Ste. #108, Montgomery, TX 77356
Phone:  936.448.2222      Fax:  936.582.2250     InvestorRelations@endovasc.com